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                                                                   EXHIBIT 10.10

                           [Helix BioMedix Letterhead]

May 19,  2003

Mr. Parker Sroufe
Executive Vice President, Marketing
Helix BioMedix, Inc.
22122 20th Avenue SE
Bothell, Washington 98021

Dear Parker:

         It is our pleasure to present you with this offer letter for stock options. The purpose of this letter is to describe the stock options offered to you by Helix Biomedix Inc. ("Helix") and your non-competition obligations, which we discussed previously.

         Helix offers you fifty thousand (50,000) qualified stock options at $1.00/share that vest on May 31, 2003, and an additional fifty thousand (50,000) qualified stock options at $1.00/share that vest on May 31, 2004. Except for the vesting date, these stock options shall be subject to the terms and conditions of the Helix Biomedix, Inc. 2000 Stock Option Plan, initially adopted November 6, 2000 and amended as of August 1, 2002 (a copy of which we have provided to you).

         You agree that, during the term of your employment with Helix and for one (1) year after any termination or expiration thereof, for any reason or for no reason, you shall not, without the prior written consent of Helix, invest, carry on, engage or become involved, directly or indirectly, either as an employee, agent, advisor, officer, director, manager, partner, joint venturer, participant or consultant in any business enterprise (other than Helix or any of its subsidiaries, affiliates, successors or assigns) in the United States that derives any material revenues from the Business; provided, however, your non-competition obligations shall not prevent you from: (i) leasing or renting real property to a third party in the Business, on customary commercial real estate lease or rental terms, in which you own a direct or indirect interest;
(ii) marrying a person then engaged in the Business and thereby being deemed, directly or indirectly, to own, share in the earnings of, or invest in the stocks, bonds or other securities of any business or entity owned, directly or indirectly or in whole or in part, by such person that you marry, provided that you shall not be engaged or take part in, render services to or otherwise serve as an officer, director or employee of any such business or entity; or (iii) beneficially owning, directly or indirectly, 5% or less of any class of securities of an entity that has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, so long as such securities ownership does not include any operational, managerial or consulting relationship with such corporation or entity.

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         As used herein, the "Business" means any individual, business or company (a) that is a current customer of Helix; (b) that was a customer of Helix within the three-year period prior to the termination or expiration of your employment; (c) with which you had material discussions for licensing Helix's peptides, within the three -year period just prior to the termination or expiration of your employment; or (d) creates, designs, develops, researches, promotes, markets, distributes, advertises, sells, offers for sale, makes, uses or imports, or is attempting to or planning to create, design, develop, research, promote, market, distribute, advertise, sell, offer for sale, make, use or import peptides or peptide-based products or services that compete with Helix.

         We agree that your stock options are in consideration for, among other things, services rendered and to be rendered by you as an employee of Helix, that certain Confidentiality And Nondisclosure Agreement, dated June 1, 2002, by and between you and Helix, and the non-competition clause contained in this letter

         If you find this letter agreement acceptable, please sign, date and return it to me. If you have any questions or I can assist you in any way, please contact me directly.

         Sincerely,

         /s/

         R. Stephen Beatty
         President and CEO

AGREED AND ACCEPTED:

By: /s/ (Parker Sroufe)
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Dated: 5/19/03